Exhibit 99.1
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

GREAT WALL ACQUISITION CORPORATION
660 Madison Avenue, 15th Floor
New York, New York 10021
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GREAT WALL ACQUISITION CORPORATION
The undersigned appoints Kin Shing Li and Richard Xue, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Great Wall held of record by the undersigned on November 16, 2006 at the Special Meeting of Stockholders to be held on December 12, 2006, and any postponement or adjournment thereof.
THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. GREAT WALL’S SOLE DIRECTOR RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.
(Continued and to be signed on reverse side)

Great Wall Acquisition Corporation
Voting by telephone or Internet is quick, easy and immediate. As a Great Wall Acquisition Corporation stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., New York time, on December 12, 2006.
To Vote Your Proxy By Internet
It’s fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1.	Read the accompanying proxy statement/prospectus and Proxy Card.

2.	Go to the Website http://www.proxyvote.com

3.	Enter your 12-digit Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.
YOUR VOTE IS IMPORTANT! http://www.proxyvote.com!
To Vote Your Proxy By Phone
It’s fast, convenient and immediate. Follow these four easy steps:
1. Read the accompanying proxy statement/prospectus and Proxy Card.
2. Call the toll-free number (1-800-454-8683)
3. Enter your 12-digit Control Number located on your Proxy Card above your name.
4. Follow the recorded instructions.
YOUR VOTE IS IMPORTANT! Call 1-800-454-8683!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.
To Vote Your Proxy By Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. GREAT WALL’S SOLE DIRECTOR RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
Please mark your votes like this	☒

		FOR	AGAINST	ABSTAIN

1.	To approve the Acquisition by Great Wall, by tender offer or by private purchase or otherwise, of at least a majority and up to all of the outstanding ordinary shares of ChinaCast Communication Holdings Limited.	☐	☐	☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Great Wall common stock issued in its initial public offering, you may exercise your conversion rights and demand that Great Wall convert your shares of common stock into a pro rata portion of the IPO trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Great Wall common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the Offer is completed and you continue to hold these shares through the effective time of the Offer and tender your stock certificate to the combined company.

	EXERCISE CONVERSION RIGHTS		☐

		FOR	AGAINST	ABSTAIN

2.	To approve an amendment to Great Wall’s amended and restated certificate of incorporation increasing the number of authorized shares of its common stock to 100,000,000.	☐	☐	☐

3.	To approve an amendment to Great Wall’s amended and restated certificate of incorporation changing its corporate name to “ChinaCast Education Corporation.”	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW			☐

New Address:

Signature	Signature	Date	, 2006.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by authorized officer.